Exhibit 3.1

SECOND AMENDED AND RESTATED BYLAWS

OF

MICROSEMI CORPORATION

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office within the State of Delaware shall be at 306 South State Street, Dover, Delaware 19901.

Section 2. Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Time and Place. Meetings of stockholders for any purpose may be held at such time and place, within or without the State of Delaware, as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. The board of directors may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication in the manner authorized by the General Corporation Law of the State of Delaware (the “DGCL”).

Section 2. Annual Meetings. An annual meeting of stockholders shall be held each year on a date and at a time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, and at such meeting the stockholders shall elect, by a plurality vote, a board of directors, and shall transact such other business as may properly be brought before the meeting.

Section 3. Special Meetings. Special meetings of the stockholders, for any purpose of purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 4. Notice of Meetings. Except as otherwise provided by law, notice of each meeting of stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. Such notice shall state the place, if any (or the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at the meeting), date and hour of the meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining the stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

Section 5. List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, either (a) during ordinary business hours at the principal place of business of the corporation, or (b) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 6. Notice of Stockholder Business and Nominations.

(A) Annual Meetings of Stockholders. (1) Nominations of persons for election to the board of directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the corporation’s notice of meeting, (b) by or at the direction of the board of directors, or (c) by a stockholder of the corporation who (i) was a stockholder of record at the time of giving of notice provided for in these bylaws and at the time of the annual meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in these bylaws as to such business or nomination; clause (c) shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the corporation’s notice of meeting) before an annual meeting of stockholders.

(2) Without qualification, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 6(A)(1) of Article II of these bylaws, the stockholder must have given timely notice thereof in writing to the secretary and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. To be in proper form, a stockholder’s notice (whether given pursuant to this Section 6(A)(2) or Section 6(B)) to the secretary must: (a) set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, if any, (ii) the class or series and number of shares of the corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (iii) any material interest of the stockholder in such business, (iv) as to the stockholder giving the notice and any Stockholder Associated Person (as defined below) or any member of such stockholder’s immediate family sharing the same household, whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, but not limited to, any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss or increase profit to or manage the risk or benefit of stock price changes for, or to increase or decrease the voting power of, such stockholder, such Stockholder Associated Person or immediate family member sharing the same household with respect to any share of stock of the corporation, and (v) as to the stockholder giving the notice and any Stockholder Associated Person (as defined below) or any member of such stockholder’s immediate family sharing the same household, to the extent not set forth pursuant to the immediately preceding clause: (A) whether and the extent to which such stockholder, Stockholder Associated Person or immediate family member sharing the same household has direct or indirect beneficial of any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, B) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder, Stockholder Associated Person or immediate family member has a right to vote any shares of any security of the Company, (C) any contract, arrangement, understanding or relationship has been entered into (including, but not limited to, any short position or any borrowing or lending of shares) by or on behalf of such stockholder, Stockholder Associated Person or immediate family member with respect short interest in any security of the corporation (for purposes hereof, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (D) any rights to dividends on the shares of the corporation owned beneficially by such stockholder, Stockholder Associated Person or immediate family member sharing the same household that are separated or separable from the underlying shares of the corporation, (E) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, Stockholder Associated Person or immediate family member sharing the same household is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (F) any performance-related fees (other than an asset-based fee) that such stockholder, Stockholder Associated Person or immediate family member sharing the same household is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (b) if the notice relates to any business other than a nomination of a director or directors that the stockholder proposed to bring before the meeting, set forth (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business and (ii) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any person or persons (including their names) in connection with the proposal of such business by such stockholder; and (c) set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the board of directors (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. For purposes of this Section 6(A)(2), a “Stockholder Associated Person” of any stockholder shall mean: (i) any person controlling or controlled by, directly or indirectly, or acting in concert with, such stockholder; (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder; and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.

(3) Notwithstanding anything in the second sentence of Section 6(A)(2) of Article II of these bylaws to the contrary, in the event that the number of directors to be elected to the board of directors is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased board of directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by these bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

(B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (a) by or at the direction of the board of directors or (b) provided that the board of directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who (i) is a stockholder of record at the time of giving of notice provided for in this Section 6(B) and at the time of the special meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in this Section 6(B) as to such nomination. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by Section 6(A)(2) of Article II of these bylaws with respect to any nomination shall be delivered to the secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of the special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(C) General. (1) Only such persons who are nominated in accordance with the procedures set forth in these bylaws shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these bylaws. Except as otherwise provided by law, the Certificate of Incorporation or these bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 6 and, if any proposed nomination or business is not in compliance with this Section 6, to declare that such defective proposal or nomination shall be disregarded.

(2) For purposes of this Section 6, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the foregoing provisions of this Section 6, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 6; provided, however, that any references in this Section 6 to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 6(A)(1)(c) or Section 6(B) of Article II of these bylaws. Nothing in these bylaws shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock if and to the extent provided for under law, the Certificate of Incorporation or these bylaws.

Section 7. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, then either (a) the chairman of the meeting or (b) the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, as provided below in Section 8, until a quorum shall be present or represented.

Section 8. Adjournments. Any meeting of stockholders, annual or special, may be adjourned from time to time to reconvene at the same or other place by either (a) the chairman of the meeting or (b) the holders of a majority of the stock entitled to vote thereat, present in person or represented by proxy. When a meeting is adjourned to another time or place, if any, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place, if any, thereof or means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken unless the adjournment is for more than thirty (30) days, or unless after the adjournment a new record date is fixed for the adjourned meeting, in which event a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting; provided, however, that the board of directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

Section 9. Vote Required. When a quorum is present at any meeting, the vote of the holders of a majority of the stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall decide any matter brought before such meeting, unless the matter is one upon which by express provision of the statutes, or of the Certificate of Incorporation, or of these bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question. All directors shall be elected by a plurality of the votes of the stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Section 10. Voting; Proxies. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 5 of Article VI of these bylaws, subject to the provisions of Section 217 and 218 of the DGCL (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements). Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the DGCL.

Section 11. Conduct of Business. The board of directors of the corporation may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the chairman and secretary of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman or secretary, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the chairman or secretary of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter or matters to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.

Section 12. Inspectors of Election. In advance of any meeting of stockholders, the board of directors, by resolution, the chairman of the board, the chief executive officer or the president shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be, among other things, officers, employees or agents of the corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.

ARTICLE III

DIRECTORS

Section 1. Number. The number of directors which shall constitute the whole board shall not be less than three (3) nor more than thirteen (13) as shall be determined from time to time by a resolution adopted by a majority of the entire board of directors, provided, however, that no decrease in the number of directors constituting the entire board of directors shall shorten the term of any incumbent director.

Section 2. Election. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 4 of this Article.

Section 3. Term of Office; Resignations; Removal. Each director elected shall hold office until his successor is elected and qualified. Any director may resign at any time upon written notice to the board of directors or to the secretary of the corporation. Any such resignation shall take effect at the time specified therein, or, if the time is not specified, it shall take effect immediately upon its receipt by the board of directors or the secretary; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Unless otherwise restricted by the Certificate of Incorporation or by law, any director may be removed for cause or without cause by the holders of a majority of shares entitled to vote at the election of directors. Directors need not be stockholders.

Section 4. Vacancies. Any vacancy occurring in the board of directors by reason of death, resignation, retirement, disqualification, removal from office, an increase in the number of directors or otherwise, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, or such vacancy may be filled by the stockholders of the corporation at a special meeting called for the purpose. The directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, or until they shall resign or shall have been removed in the manner provided in these bylaws. If there are no directors in office, then an election of directors may be held in the manner provided by the DGCL. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten (10) percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

Section 5. Authority. The business of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

Section 6. Place of Meeting. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 7. First Meeting. The first meeting of each newly elected board of directors shall be held within ten (10) days following each annual meeting of the stockholders, at such time and place as shall be fixed by resolution of the board of directors prior to the annual meeting or by the consent in writing of all newly elected directors, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the board of directors to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the board of directors, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

Section 8. Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place, if any, as shall from time to time be determined by the board.

Section 9. Special Meetings. Special meetings of the board may be called by the chairman of the board, the president, the secretary or any two directors on one (1) day’s written notice to each director, either personally, by mail, by facsimile, or by any other form of delivery of written communication, including electronic delivery. Notice shall include the time, place, if any, the means of remote communications, if any, by which a director may participate and be considered present at the meeting, and purpose or purposes of the meeting.

Section 10. Quorum and Voting. At all meetings of the board of directors, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 11. Unanimous Consent in Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or electronic transmissions are filed with the minutes of proceedings of the board or committee.

Section 12. Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board or any committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

Section 13. Committees of Directors.

(A) Designation, Membership. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

In the absence or disqualification of a member of a committee, and in the absence of a designation by the board of directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

(B) Authority. Any such committee, to the extent provided in the resolution of the board of directors establishing such committee, in any subsequent resolution of the board of directors or in these bylaws, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to any of the following: (1) amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151(a) of the DGCL, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), (2) adopting an agreement of merger or consolidation, (3) recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, (4) recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, (5) amending the bylaws of the corporation, and (6) unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger.

Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

(C) Tenure; Proceedings; and Reports. Each committee shall serve at the pleasure of the board of directors. The board of directors shall have the power to prescribe the manner in which proceedings of any such committee shall be conducted. In the absence of any such prescription, each committee shall have the power to prescribe the manner in which its proceedings shall be conducted. Unless the board of directors or such committee shall provide, the regular and special meetings of any such committee shall be governed by the provisions of this Article applicable to meetings and actions of the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

Section 14. Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary or retainer as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 15. Chairman of the Board. The board of directors may at any time choose from among its members a chairman of the board, who shall serve at the pleasure of the board. The chairman, if there be one, shall preside at all meetings of the stockholders and the board of directors and shall have such other powers and perform such other duties as may from time to time be assigned to him by the board of directors. If so designated by the board of directors, the chairman of the board shall be considered an executive officer of the corporation.

ARTICLE IV

NOTICES

Section 1. Delivery of Notices. Whenever, under the provisions of the DGCL or of the Certificate of Incorporation or of these bylaws, notice is required to be given to any director or stockholder, such notice shall be given in writing, and may be delivered personally, by mail or, if consented to by the person to whom the notice is given, by electronic transmission. Any such consent shall be deemed revoked if: (i) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent; and (ii) such inability becomes known to the Secretary or the Assistant Secretary or to the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

All notices given by mail shall be addressed to such director or stockholder, at his, her or its address as it appears on the records of the corporation (unless any such director or stockholder shall have filed with the secretary of the corporation a written request that notices intended for him be mailed to some other address, in which case the notice shall be mailed to the address designated in such request), with postage thereupon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. “Electronic transmission” as used herein means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by the recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, and includes but is not limited to facsimile telecommunication and electronic mail. Notice given by electronic transmission shall be deemed given: (i) if by facsimile communication, when directed to a number at which the person has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the person has consented to receive notice; (iii) if by a posting on an electronic network together with a separate notice to the person of such specific posting, upon the later of such posting and the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the person.

Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these bylaws, a waiver thereof in writing (signed by the person or persons entitled to said notice) or by electronic transmission (authenticated if and as required by law), whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these bylaws.

ARTICLE V

OFFICERS

Section 1. Executive Officers. The executive officers of the corporation shall be a president, one or more vice-presidents (one or more of whom may be executive vice presidents, senior vice presidents or otherwise as may be designated by the board of directors), a treasurer, a secretary and such other officers as the board of directors may deem expedient, each of whom shall be elected annually by the board of directors at its first meeting after each annual meeting of stockholders and each of whom shall hold office at the pleasure of the board. Any number of offices may be held by the same person, unless the DGCL, the Certificate of Incorporation or these bylaws otherwise provide.

Section 2. Subordinate Officers. In addition to the officers appointed by the board of directors in accordance with Section 1 above, the board of directors may appoint such other officers and agents as it shall deem necessary, including one or more vice presidents, one or more assistant secretaries and one or more assistant treasurers, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board. Any such other officers or agents shall hold office at the pleasure of the board of directors. The board of directors may delegate to any officer of the corporation or any committee of the board of directors the power to appoint, remove and prescribe the term and duties of any officer provided for in this Section 2.

Section 3. Tenure and Removal; Resignation; Vacancies. The officers of the corporation shall hold office for such term as may be prescribed by the board of directors or until their successors are chosen and qualified. Except where otherwise expressly provided in a contract authorized by the board of directors, any officer may be removed at any time for cause or without cause by the affirmative vote of a majority of the board of directors or, except in the case of an officer appointed by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

Any officer may resign at any time by giving written notice to the attention of the secretary of the corporation. Any resignation shall take effect at the date of receipt of the notice or at any later time specified in the notice; and, unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make it effective.

Any vacancy occurring in any of the above offices of the corporation shall be filled by the board of directors or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power may be conferred by the board of directors.

Section 4. Salaries. Unless otherwise provided by resolution passed by a majority of the whole Board, the salaries of all officers appointed by the board of directors pursuant to Section 1 above shall be fixed by the board of directors or a committee of the board of directors delegated with such authority.

Section 5. The President. The president shall be the chief executive officer of the corporation, subject to the control of the board of directors, and shall see that all orders and resolutions of the board of directors are carried into effect and shall have general and active supervision, direction and control of the business of the corporation and its officers, agents and employees. In the absence of the chairman of the board, or if there be no chairman, he shall preside at all meetings of the stockholders and directors.

Section 6. Powers of the President. The president shall have the power to execute, on behalf of the corporation, bonds, notes, deeds, mortgages, and any and all contracts, agreements and instruments of a contractual nature pertaining to matters which arise in the normal conduct and ordinary course of business of the corporation, or which arise in connection with matters which have been otherwise approved by the board of directors, except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. He shall also perform such other duties as the board of directors shall from time to time prescribe.

Section 7. The Vice-Presidents. In the absence of the president or in the event of his inability to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe, and shall generally assist the president.

Section 8. The Secretary. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all votes and general proceedings of the meetings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He or she shall have custody of the corporate seal of the corporation and he or she, or an assistant secretary, shall, when authorized by the board of directors, affix the same to any instrument requiring it and, when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

Section 9. Assistant and Secretaries. The assistant secretaries, if any, in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 10. The Treasurer. The treasurer shall have the custody of the corporate funds and other valuable effects including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. He or she shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his or her transactions as treasurer of the financial condition of the corporation. If required by the board of directors, he shall give the corporation a bond for such term, in such sum, and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 11. The Assistant Treasurers. The assistant treasurers, if any, in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of his inability to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have other powers as the board of directors may from time to time prescribe.

ARTICLE VI

CERTIFICATES FOR SHARES; UNCERTIFICATED SHARES; RECORD DATE

Section 1. Form. The shares of stock of the corporation shall be represented by certificates, provided that the board of directors may provide by resolution or resolutions that some or all of any or all classes or series of the corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of any resolution providing for uncertificated shares, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, in such form as shall be determined by the board of directors and provided that each certificate is numbered consecutively and entered in the books of the corporation as they are issued. Each certificate shall exhibit the registered holder’s name and the number and class of shares, and shall be signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors, or the president or a vice-president and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, and shall bear the seal of the corporation or an engraved or printed facsimile thereof. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 2. Registered Stockholders. The corporation shall be entitled (1) to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and notices of meetings of stockholders, and to vote as such owner, and (2) to hold liable for calls and assessments a person registered on its books as the owner of shares; and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 3. Lost Certificates. The board of directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed, and upon such other terms as the board of directors may prescribe. When authorizing such issue of a new certificate or certificates or uncertificated shares, the board of directors may, in its own discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

Section 4. Transfers of Stock. Shares of capital stock of the corporation shall be transferable in the manner prescribed by law or these bylaws. Shares of capital stock of the corporation shall only be transferred on the books of the corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the corporation of the certificate or certificates representing such shares endorsed by the appropriate person or persons (or, with respect to uncertificated shares, by delivery of duly executed instructions or in any other manner permitted by applicable law), with such evidence of the authenticity of such endorsement or execution, transfer, authorization and other matters as the corporation may reasonably require, and accompanied by all necessary stock transfer stamps.

Section 5. Fixing Record Date.

(A) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect to any change, conversion to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If the board of directors shall fix a record date for determining the stockholders entitled to notice of a meeting of stockholders or any adjournment thereof, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the board of directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.

(B) If no record date is fixed:

(1) The record date for determining stockholders entitled to a notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(2) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the resolution of the board relating thereto is adopted.

(C) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the board of directors may fix a new record date for the adjourned meeting.

ARTICLE VII

INDEMNIFICATION

Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 below, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The corporation may, by action of its board of directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

Section 2. Right of Claimant to Bring Suit. If a claim under Section 1 of this Article VII is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which makes it permissible under the DGCL for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 3. Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of these bylaws, the Certificate of Incorporation, agreement, vote of stockholders or disinterested directors or otherwise. In the event the corporation has an indemnification agreement with a director or officer of the corporation and the terms of such agreement are in conflict with the provisions of this Article VII, then, to the extent permitted by law, the provisions of such indemnification agreement shall control.

Section 4. Amendment or Repeal. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the proceeding for which indemnification or advancement of expenses is sought.

Section 5. Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

ARTICLE VIII

FORUM FOR CERTAIN ACTIONS

Except for: (1) actions in which the Court of Chancery in the state of Delaware concludes that an indispensable party is not subject to the jurisdiction of the Delaware courts; and (2) actions in which a federal court has assumed exclusive jurisdiction of a proceeding, any derivative action brought by or on behalf of the corporation and any direct action brought by a stockholder against the corporation or any of its directors, officers or employees, alleging a violation of the DGCL, the Certificate of Incorporation or these bylaws or breach of fiduciary duties or other violation of Delaware decisional law relating to the internal affairs of the corporation, shall be brought in the Court of Chancery in the State of Delaware, which shall be the sole and exclusive forum for any such proceedings upon the approval of the board of directors of the corporation.

ARTICLE IX

GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 2. Execution of Corporate Contracts and Instruments. The board of directors, except as otherwise required by these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances.

Section 3. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Section 4. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

Section 5. Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

ARTICLE X

AMENDMENTS

Section 1. Power to Amend. These bylaws may be amended or repealed and any new bylaw may be adopted by vote of the holders of stock of the corporation entitled at the time to vote for the election of directors or by the board of directors at any regular or special meeting; provided, however, that any bylaw or amendment to the bylaws adopted by the board of directors may be amended or repealed, and any bylaw repealed by the board of directors may be reinstated, by the holders of stock of the corporation entitled at the time to vote for the election of directors.

Section 2. Amendment Affecting Election of Directors. If any bylaw regulating an impending election of directors is adopted, amended or repealed by the board of directors, there shall be set forth in the notice of the next meeting of stockholders for the election of directors the bylaw so adopted, amended or repealed, together with a concise statement of the changes made.